Exhibit 1.1

EXECUTION VERSION

Axsome Therapeutics, Inc.

3,743,316 Shares
Common Stock
($0.0001 par value per share)

Underwriting Agreement

New York, New York
March 21, 2017

Ladenburg Thalmann & Co. Inc.

570 Lexington Avenue, 11th Floor

New York, New York 10022

Ladies and Gentlemen:

Axsome Therapeutics, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to you (the “Underwriter”), 3,743,316 shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Firm Securities”). The Company also proposes to grant to the Underwriter an option to purchase up to 561,497 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). Certain terms used herein are defined in Section 21 hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

1.                                      Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a)                                 The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Act, including the requirements set forth in General Instruction I.B.6 of such form. The Company filed with the Commission a shelf registration statement (file number 333-214859) on Form S-3, including a related Base Prospectus dated December 16, 2016, for registration under the Act of the offering and sale of the Securities. Such Registration Statement has been declared effective by the Commission not earlier than three years prior to the date hereof. At the time the Registration Statement originally became effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Act. The aggregate market value of securities sold by or on behalf of the Company under the Registration Statement during the 12-month period immediately prior to, and including, the sale of the Securities pursuant to this Agreement, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company, as determined pursuant to General Instruction I.B.6 of Form S-3. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, at the Execution Time and at the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8 hereof. To the Company’s knowledge, the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission.

(c)                                  (i) The Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)                                  From the time of the initial filing of the Registration Statement with the Commission through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(f)                                   Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8 hereof. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(g)                                  The copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been delivered to the Underwriter in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. For purposes of this Underwriting Agreement (this “Agreement”), references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriter, and any similar terms, include, without limitation, electronic delivery.

(h)                                 All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     There are no material statutes, regulations, contracts or other documents required to be described in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The statements made in the Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its Subsidiaries (as defined herein) has knowledge that any other party to any such contract or other document has any intention not to render performance in all material respects as contemplated by the terms thereof.

(j)                                    Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Ernst &Young LLP has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Exchange Act.

(k)                                 The financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial condition, the results of operations and changes in financial condition of the entities purported to be shown thereby at the dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial, operating and statistical data, if any, set forth in any Preliminary Prospectus included in the Disclosure Package and the Prospectus fairly present in all material respects, when read in conjunction with the Company’s financial statements and the related notes and schedules and on the basis stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information set forth therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement, any Preliminary Prospectus included in the Disclosure Package and the Prospectus fairly present in all material respects the information set forth therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Preliminary Prospectus included in the Disclosure Package or the Prospectus that are not included or incorporated by reference therein as required. All “non-GAAP financial measures” (as defined in the Rules and Regulations), if any, included in the Registration Statement, the Disclosure

Package or the Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Act.

(l)                                     Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries, taken as a whole; each of the Company and its Subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where any failure to do so would not result in a material adverse change in the condition (financial or otherwise), business, prospects, properties or results of operations of the Company or any of its Subsidiaries (“Material Adverse Effect”); and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, individually or in the aggregate, if the subject of an unfavorable decision, would result, individually or in the aggregate, in having a Material Adverse Effect. The only subsidiaries of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(m)                             The capitalization of the Company is as set forth under the caption “Capitalization” in the Disclosure Package and the Prospectus, and the Common Stock conforms in all material respects to the description thereof contained under the caption “Description of Capital Stock” in the Registration Statement, the Disclosure Package and the Prospectus; the shares of capital stock of the Company and each Subsidiary of the Company outstanding before the issuance of the Securities have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. There are no preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock pursuant to the Company’s certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound other than those accurately described in the Registration Statement, the Disclosure Package and the Prospectus. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants or equity or debt securities convertible into or exchangeable or exercisable for any capital stock of the Company or of any Subsidiary of the Company other than those accurately described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s equity incentive plan, qualified stock option plan, non-employee director stock plan and other stock plans or arrangements (the “Stock Plans”), and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure

Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such Stock Plans, options and rights. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance or security interest.

(n)                                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or otherwise disclosed to the Underwriter in writing: (i) neither the Company nor any of its Subsidiaries has (A) issued or granted any shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock other than under the Stock Plans, or (B) incurred any liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary, as the case may be; (ii) there has not been any Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries.

(o)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the certificate of incorporation or bylaws of the Company; (ii) any statute, any rule or regulation, or any judgment, order or decree of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their properties; or (iii) any agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; except in the case of these clauses (ii) and (iii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except as may be required under the Act, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the securities or “blue sky” laws of certain jurisdictions, if applicable, no consent, approval, authorization or order of, or filing or qualification with, any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement.

(p)                                 The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

(q)                                 The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. The issuance of the Securities pursuant to this Agreement will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company that have not been validly waived. There are no restrictions upon the voting or transfer of the Securities under the Company’s certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party or otherwise filed as an exhibit to the Registration Statement.

(r)                                    The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, claims, encumbrances and defects except such as are described or referred to in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiaries, in each case except such as described or referred to in the Registration Statement, the Disclosure Package and the Prospectus.

(s)                                   Except as fully described in the Registration Statement, the Disclosure Package and the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, which individually or in the aggregate might result in any Material Adverse Effect, which would materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or which is required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(t)                                    Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might have a Material Adverse Effect.

(u)                                 Neither the Company nor, to the Company’s knowledge, any affiliate of the Company, has taken, nor will the Company or any of its Subsidiaries take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Securities.

(v)                                 The Company and its Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed by them through the date hereof or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and all such tax returns are complete and correct in all material respects, and the Company and its Subsidiaries have not failed to pay any taxes which were payable pursuant to said returns or any assessments with respect thereto (except where the failure to pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company).

The Company has no knowledge of any material tax deficiency which has been or is likely to be threatened or asserted against the Company or its Subsidiaries.

(w)                               The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses.

(x)                                 (i) The Company and each of its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that information is accumulated and communicated to management of the Company and each of its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(y)                                 The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, product liability insurance, insurance for injuries or liabilities arising in connection with clinical trials, and insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(z)                                  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Disclosure Package or the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aa)                          There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(bb)                          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Act, and any person to whom the Company has granted such a right has agreed to waive and not exercise any such right until after the expiration of the Restricted Period referred to in Section 5(g) hereof.

(cc)                            The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market (“NASDAQ”).

(dd)                          The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply, and is or will be taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(ee)                            Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer or employee thereof, nor, to the best of the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any direct or indirect offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff)                              Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg)                            The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and all other jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh)                          No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that might have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(ii)                                  The Company and its Subsidiaries own or possess the right to use all trademarks, trade names, patents, patent applications, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are (i) necessary or material to conduct its business as now conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus and as are (ii) necessary or material for the commercialization of the products described in the Registration Statement, the Disclosure Package and the Prospectus as being under development. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (i) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property Rights that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (ii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property Rights of others that, if decided adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity, scope, or enforceability of any such Intellectual Property Rights owned or licensed by the Company or its

Subsidiaries and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) to the Company’s knowledge, the operation of the business of the Company and its Subsidiaries as now conducted, and as described in the Disclosure Package and the Prospectus, and in connection with the development and commercialization of the products described in the Disclosure Package and the Prospectus does not infringe, misappropriate, conflict with or otherwise violate any claim of any patent or published patent application of any other person or entity; (v) there is no prior art of which the Company is aware that may render any patent owned or licensed by the Company or its Subsidiaries invalid or any patent application owned or licensed by the Company or its Subsidiaries unpatentable which has not been disclosed to the applicable government patent office; and (vi) the Company’s granted or issued patents, registered trademarks and registered copyrights have been duly maintained and are in full force and effect, and none of the patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part. The Company knows of no infringement, misappropriation or violation by others of any Intellectual Property Rights owned or licensed by the Company or its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and that are not described therein in all material respects. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in the Intellectual Property Rights of the Company and its Subsidiaries from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the technology or intellectual property used by the Company and its Subsidiaries in its business has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries, or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons. No third party has been granted by the Company or its Subsidiaries rights to the Intellectual Property Rights of the Company or its Subsidiaries that, if exercised, could enable such party to develop products competitive to those of the Company as described in the Registration Statement, the Disclosure Package and the Prospectus. All Intellectual Property Rights owned or exclusively licensed by the Company or its Subsidiaries are free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business), except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property Rights.

(jj)                                The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent and trademark authorities all patents, trademarks, copyrights and applications relating to the same owned by the Company and its Subsidiaries (the “Company Patent and Trademark Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent and Trademark Applications and has made no material misrepresentation in the Company Patent and Trademark Applications. To the

Company’s knowledge, the Company Patent and Trademark Applications disclose patentable subject matter. The Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent and Trademark Applications or would render such patents, if issued, invalid or unenforceable.

(kk)                          Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has breached and is currently in breach of any provision of any license, contract or other agreement governing the use by the Company or its Subsidiaries of Intellectual Property Rights owned by third parties (collectively, the “Licenses”) and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, no third party has alleged any such breach and the Company is unaware of any facts that would form a reasonable basis for such a claim. To the Company’s knowledge, no other party to the Licenses has breached or is currently in breach of any provision of the Licenses. Each of the Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Licenses or any event that, with the giving of notice or lapse of time, would constitute a breach or default thereunder. Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has been and is currently involved in any disputes regarding the Licenses. To the Company’s knowledge, all patents licensed to the Company pursuant to the Licenses are valid, enforceable and being duly maintained. To the Company’s knowledge, all patent applications licensed to the Company pursuant to the Licenses are being duly prosecuted.

(ll)                                  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries: (i) are and at all times have been in full compliance with all statutes, rules, regulations, or guidance applicable to the Company and its Subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other federal, state or foreign governmental authority having authority over the Company, any of its Subsidiaries or their activities (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all material Authorizations necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority. Neither the Company, any of its Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, employees or agents has been convicted of any crime under any Applicable Laws or has been the subject of an FDA debarment proceeding. Neither the Company nor any of its Subsidiaries has been nor is now subject to the FDA’s Application Integrity Policy. To the Company’s knowledge, neither the Company, any of its Subsidiaries nor any of its directors, officers, employees or agents has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Authority.

(mm)                  The research, non-clinical and clinical studies and tests conducted by, or to the knowledge of the Company, or on behalf of or sponsored by the Company or any of its Subsidiaries, or in which any of their respective product candidates have participated that are described in, or the results of which are referred to in, the Registration Statement, the Disclosure Package and the Prospectus were and, if still pending, are, being conducted with reasonable care and in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such research, non-clinical and clinical studies and tests contained in the Registration Statement, the Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such research, non-clinical and clinical studies and tests; except to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any research, non-clinical or clinical studies or tests, the results of which the Company believes reasonably call into question the research, non-clinical or clinical study or test results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus when viewed in the context in which such results are described; and neither the Company nor any of its Subsidiaries has received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any research, non-clinical or clinical study or test conducted by or on behalf of or sponsored by the Company or its Subsidiaries, as applicable. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there have been no material serious adverse events resulting from any clinical trial conducted by or on behalf of or sponsored by the Company or any of its Subsidiaries. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all Applicable Laws and Authorizations.

(nn)                          The statements made or incorporated by reference in the Disclosure Package and the Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” “Business — Government Regulation and Product Approval,” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(oo)                          No relationship, direct or indirect, exists between or among any of the Company or any of its Subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any of its Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described as required.

(pp)                          Except as would not, individually or in the aggregate, result in a Material Adverse Effect (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or Governmental Authority, no investigation with respect to which the Company or any of its Subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company, any of its Subsidiaries, or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(qq)                          The Company and its Subsidiaries (i) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their respective businesses as currently conducted; and (iii) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(rr)                                The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ss)                              There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries, or any of the family members of any of such persons, except as disclosed in the Disclosure Package and the Prospectus.

(tt)                                No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed in good faith.

(uu)                          The statistical and market-related data and industry forecasts included in the Registration Statement, the Disclosure Package and the Prospectus were obtained or derived from sources that are not and were not at any time under the Company’s control. The Company believes that the statistical and market-related data and industry forecasts included in the Registration Statement, the Disclosure Package and the Prospectus are reliable and accurate in all material respects; such data agree with the sources from which they are derived; and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(vv)                          No director or officer of the Company or any of its Subsidiaries is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company or a Subsidiary.

(ww)                      All of the information provided to the Underwriter or to counsel for the Underwriter by the Company or its officers, directors or beneficial owners of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is, with respect to the Company, and, to the Company’s knowledge with respect to all other persons except for the Company, true, complete and correct in all material respects as of the date hereof.

(xx)                          Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(yy)                          The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(zz)                            No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.                                      Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $3.5156 per share, the 3,743,316 Firm Securities.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 561,497 Option Securities at the same purchase price per share as the Underwriter shall pay for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriter to the Company setting forth the number of shares of the Option Securities as to which the Underwriter is exercising the option and the settlement date.

3.                                      Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on March 24, 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to one or more accounts specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter at 10:00 A.M., New York City time, on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option), against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to one or more accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                      Agreements. The Company agrees with the Underwriter that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, in the event of such an issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If there occurs an event or development as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Disclosure Package, the Company will (A) notify promptly the Underwriter so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement to be declared effective), subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                 The Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  Upon request, the Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto), a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)                                  The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Prospectus (the “Restricted Period”). The foregoing sentence shall not apply to (i) the Securities to be sold hereunder; (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Disclosure Package and the Prospectus; (iii) the issuance of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s Stock Plans referred to in the Registration Statement, the Disclosure Package and the Prospectus; (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (v) the filing by the Company of a registration statement on Form S-8 with the Commission in respect of any shares of Common Stock issued under or the grant of any award pursuant to the Stock Plans; or (vi) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with the consummation, by the Company, of a strategic partnership, joint venture, collaboration or acquisition or license of any business products or technology, provided that (A) the aggregate number of shares of Common Stock that the Company may issue or agree to issue pursuant to this clause (vi) shall not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement, (B) all recipients of any such securities shall enter into “lock-up” letters substantially in the form of Exhibit A hereto and (C) the Company shall provide the Underwriter reasonable advance notice of the Company’s entry into any such agreement.

(h)                                 The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)                                     The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges, charges for counting and packaging and any costs associated with electronic delivery of the following by the Underwriter to investors) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on NASDAQ; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings, provided, however, that such reasonable fees of counsel for the Underwriter relating to subclauses (vi) and (vii) of this Section 5(i) shall not exceed $15,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, including without limitation, expenses associated with the production of slides and graphics for such presentations and fees and expenses of any consultants engaged by the Company in connection such presentations; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)                                    The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter and the Underwriter agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto, if any, and any electronic road show that has been reviewed by the Underwriter. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)                                 The Company will notify promptly the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the Restricted Period referred to in Section 5(g) hereof.

(l)                                     The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file, on a timely basis, all documents required to be filed with the Commission pursuant to the Exchange Act and the Sarbanes-Oxley Act.

(m)                             The Company will use commercially reasonable efforts to maintain the listing of the Securities on NASDAQ.

(n)                                 The Company will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

6.                                      Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, except to the extent such representation and warranty is specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused (i) Morgan, Lewis & Bockius LLP, counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, in such form and substance mutually agreed upon by counsel for the Underwriter and Morgan, Lewis & Bockius LLP, and (ii) K&L Gates LLP, intellectual property counsel for the Company, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, in such form and substance mutually agreed upon by counsel for the Underwriter and K&L Gates LLP.

(c)                                  The Underwriter shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriter, such opinion, dated the Closing Date and addressed to the Underwriter, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d)                                 The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date except to the extent such representation and warranty is specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been initiated or are pending or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)                                  The Company shall have requested and caused Ernst & Young LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date (except that the specified date referred to therein shall be the date as agreed upon by the Underwriter), in form and substance satisfactory to the Underwriter.

(f)                                   [Reserved.]

(g)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)                                 Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(i)                                     Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    The Securities shall have been listed and admitted and authorized for trading on NASDAQ, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(k)                                 FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriter’s participation in same.

(l)                                     Prior to the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each of the persons listed on Schedule III hereto addressed to the Underwriter. The Company will use its reasonable best efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriter, at 51 West 52nd Street, New York, New York 10019, on the Closing Date.

7.                                      Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, employees and agents of the Underwriter from and against any and all loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such director, officer, employee, agent or controlling person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Prospectus (the term Prospectus for the purpose of this Section being deemed to include the Base Prospectus, each Preliminary Prospectus and the Prospectus and any amendments or supplements to the foregoing), or any omission or alleged omission from the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; or (iv) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Common Stock under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”); except in the case of (ii) and (iii) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing to the

Company by or on behalf of the Underwriter expressly for use in such Registration Statement, Disclosure Package, Issuer Free Writing Prospectus, Prospectus or Application, it being understood and agreed that the only such information furnished to the Company by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof; and to promptly reimburse the Underwriter, or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Underwriter, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company may otherwise have.

(b)                                 The Underwriter agrees to indemnify and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Underwriter contained herein; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Disclosure Package (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Prospectus or any Application; (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading; or (iv) any omission or alleged omission from the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Disclosure Package, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished to the Company by or on behalf of the Underwriter consists of the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting”: (i) the name of the Underwriter and its participation in the sale of the Securities; (ii) the fifth paragraph thereof related to selling concessions; and (iii) the twelfth, thirteenth and fourteenth paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus; and to promptly reimburse the Company, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. If any such claim or action is brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include the Underwriter or any director, officer, employee, agent or controlling person of the Underwriter as an indemnified party or parties as well as the Company, and such indemnified party or parties shall have reasonably concluded, based on the advice of outside counsel, that there may be one or more legal defenses reasonably available to it or them which are different from or additional to those available to the Company, or that representation of the indemnified party or parties and the Company by the same counsel would be inappropriate due to actual or potential differing interests between them, the Company shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice in writing from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any reasonable legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence, in which case the indemnifying party shall be liable for all reasonably incurred legal fees and expenses of such separate counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local separate counsel) for all such indemnified parties.

(d)                                 If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)                                  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.                                      [Reserved].

10.                               Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ, (ii) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus.

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022, Attention: David Strupp, Fax: (212) 308-2203, with a copy to Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, Attention: Christopher Austin, Esq., Fax: (212) 506-5151; or, if sent to the Company, will be mailed, delivered or telefaxed to Axsome Therapeutics, Inc., 25 Broadway, New York, New York 10004, Attention: Chief Executive Officer, Fax: (212) 320-0245, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Emilio Ragosa, Esq., Fax: (609) 919-6701.

13.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliates through which they may be acting, on the other, (b) the Underwriter is acting solely as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.                               Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

16.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

17.                               Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

18.                               Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses set forth in Schedule I hereto, if any, and the price to the public, the number of Firm Securities and the number of Options Securities identified in Schedule II hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective under the Act in accordance with the rules and regulations thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 173”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

###

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.

Very truly yours,

AXSOME THERAPEUTICS, INC.

By:	/s/ Herriot Tabuteau
	Name:	Herriot Tabuteau
	Title:	Chief Executive Officer

[Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

LADENBURG THALMANN & CO. INC.

By:	/s/ David J. Strupp, Jr.
	Name:	David J. Strupp, Jr.
	Title:	Managing Director

[Underwriting Agreement]

Schedule I

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None.

Schedule II

Price to the Public:	$3.74 per share

Securities Information:	3,743,316 Firm Securities

561,497 Option Securities

Purchase Price:	$3.5156 per share

Schedule III

Schedule of persons subject to Lock-Up Agreements:

Herriot Tabuteau, M.D.

Constance Ames

Roger Jeffs, Ph.D.

Mark Coleman, M.D.

Mark Saad

Robert Niecestro, Ph.D.

Mark Jacobson

Antecip Capital LLC

EXHIBIT A — Form of Lock-Up Agreement

, 2017

Ladenburg Thalmann & Co. Inc.

570 Lexington Avenue, 11th Floor

New York, New York 10022

Re:                             Axsome Therapeutics, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an officer, director and/or owner of record or beneficially of certain shares of common stock, $0.0001 par value per share (“Common Stock”), of the Company or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the underwriter (the “Underwriter”) pursuant to an underwriting agreement to be entered into between you and the Company with respect to the Offering (the “Underwriting Agreement”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus relating to the Offering (the “Restricted Period”).

The restrictions in the immediately preceding paragraph shall not apply to:

(a)                                 transactions relating to Common Stock or other securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)                                 transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) to the spouse, domestic partner, parent, sibling, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust, partnership, limited liability company or other entity formed for the benefit of the undersigned or of an immediate family member of the undersigned, (ii) by a bona fide gift, will or intestacy, (iii) if the undersigned is a corporation, partnership, limited liability company, investment fund or other business entity (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned, (B) to investment funds under common management with the undersigned or the limited partners, general partners or other principals of such funds or the undersigned or (C) as part of a disposition, transfer or distribution by the undersigned to its equity holders, (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust or (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above; provided that in the case of any transfer or distribution pursuant to this clause (b), (i) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(c)                                  the receipt by the undersigned from the Company of shares of Common Stock upon the vesting of restricted stock awards or other securities convertible into Common Stock or upon the exercise of options or warrants; provided that any such shares of Common Stock received upon such vesting or exercise shall remain subject to this agreement and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period;

(d)                                 the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period;

(e)                                  the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(f)                                   transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to an order of a court or regulatory agency; provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) any filings under Section 16(a) of the Exchange Act shall state that the transfer is by order of such court or regulatory agency, as the case may be; or

(g)                                  any transfers, sales, tenders or other dispositions of any of the undersigned’s shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock occurring after the consummation of the Offering, pursuant to a bona fide third-party tender offer made to all holders of securities of the Company for securities of the Company that is approved by the Board of Directors of the Company and that would, if consummated, result in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction or pursuant to any other transaction, including, without limitation, a merger, consolidation or other business combination, resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of any of the undersigned’s shares of Common Stock in connection with any such transaction or to vote any of the undersigned’s shares of Common Stock in favor of any such transaction); provided that, if such tender offer or other transaction is not completed, any of the undersigned’s shares of Common Stock subject to this agreement shall remain subject to the restrictions contained in this agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement shall terminate and the undersigned shall be released from its obligations hereunder if (i) the Company notifies the Underwriter in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the contemplated Offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Offering, (iii)

the execution of the Underwriting Agreement has not occurred on or prior to March 31, 2017, or (iv) for any reason, the Underwriting Agreement is terminated prior to the closing of the contemplated Offering.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

[Printed Name of Holder]

By:

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)